Exhiit 10.6

[EXECUTION COPY]

FIRST AMENDMENT

This FIRST AMENDMENT, dated as of June 24, 2005 (this “Amendment Agreement”), is among WEIGHT WATCHERS INTERNATIONAL, INC., a Virginia corporation (the “Borrower”) and certain of the Lenders (such capitalized term, and other terms used in this Amendment Agreement, to have the meanings set forth in Part I below).

W I T N E S S E T H:

WHEREAS, the Borrower, the various financial institutions party thereto, Credit Suisse, acting through its Cayman Islands Branch, as the syndication agent and as a lead arranger, and The Bank of Nova Scotia, as (x) the administrative agent for the Lenders, and (y) a lead arranger for the Lenders are party to the Fifth Amended and Restated Credit Agreement, dated as of January 21, 2004 (as further amended, supplemented or otherwise modified prior to the First Amendment Effective Date, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Existing Credit Agreement as herein provided; and

WHEREAS, the Lenders have agreed, subject to the terms and conditions set forth below, to amend the Existing Credit Agreement as more specifically set forth herein (the Existing Credit Agreement, as amended by this Amendment, being referred to as the “Credit Agreement”);

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows.

PART I
DEFINITIONS

SUBPART 1.1.  Certain Definitions.  The following terms (whether or not underscored) when used in this Amendment Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

“Amendment Agreement” is defined in the preamble.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the third recital.

“Existing Credit Agreement” is defined in the first recital.

“First Amendment Effective Date” is defined in Subpart 3.1.

SUBPART 1.2.  Other Definitions.  Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment Agreement with such meanings.

PART II
AMENDMENT AND RESTATEMENT OF THE
CREDIT AGREEMENT

SUBPART 2.1.  Amendment to Article I.  Article I of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.1.1 and 2.1.2.

SUBPART 2.1.1.  Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“First Amendment Effective Date” is defined in Subpart 3.1 of the First Amendment, dated as of June 24, 2005, among the Borrower and the Lenders party thereto.

“Redemption” means the redemption by WW.com of all of the Capital Securities of WW.com owned by ARTAL.

“Redemption Debt” means the Indebtedness incurred by WW.com and its Subsidiaries to fund the Redemption as such Indebtedness may be Refinanced from time to time.

“WW.com” means WeightWatchers.com, Inc. a Delaware corporation.

“Target Date” means January 31, 2007.

SUBPART 2.1.2.  The following definitions set forth in Section 1.1 of the Existing Credit Agreement are modified as follows:

(a)           “Debt” is amended by inserting the following proviso at the end of such definition prior to the “.” at the end thereof:

provided that Indebtedness of WW.com and its Subsidiaries shall only be included as Debt if either: (x) the Target Date has occurred but the Redemption has not occurred or (y) the Redemption has occurred and the Redemption Debt is no longer outstanding

(b)           “Interest Expense” is amended by inserting the following proviso at the end of such definition prior to the “.” at the end thereof:

provided that interest expense of WW.com and its Subsidiaries shall only be included as Interest Expense if either: (x) the Target Date has occurred but the

Redemption has not occurred or (y) the Redemption has occurred and the Redemption Debt is no longer outstanding.

(c)           “Net Income” is amended by inserting the following proviso at the end of such definition prior to the “.” at the end thereof:

provided that net income of WW.com and its Subsidiaries shall only be included as Net Income if either: (x) the Target Date has occurred but the Redemption has not occurred or (y) the Redemption has occurred and the Redemption Debt is no longer outstanding

SUBPART 2.2.  Amendments to Article VII.  Article VII of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.2.1 through 2.2.10.

SUBPART 2.2.1.  Section 7.1.4 of the Existing Credit Agreement is hereby amended by inserting the parenthetical “(other than those with respect to WW.com and its Subsidiaries so long as WW.com and its Subsidiaries are not required to be Guarantors hereunder)” after the word “Section” in the last sentence of such Section.

SUBPART 2.2.2.  Section 7.1.8 of the Existing Credit Agreement is hereby amended by inserting the parenthetical “(other than WW.com and its Subsidiaries so long as WW.com and its Subsidiaries are not required to be Guarantors hereunder)” after the words “U.S. Subsidiary” each time they appear in such Section.

SUBPART 2.2.3.Clause (a) of Section 7.1.7 of the Existing Credit Agreement is hereby amended by inserting the following proviso immediately after the phrase “as the case may be” but prior to the “; and” at the end of such clause:

provided, however, that WW.com and its U.S. Subsidiaries shall only be required to execute a supplement to the Subsidiary Guaranty, a supplement to the WWI Security Agreement and a Mortgage, if either: (x) the Target Date has occurred but the Redemption has not occurred or (y) the Redemption has occurred and the Redemption Debt is no longer outstanding

SUBPART 2.2.4.  Clause (b) of Section 7.1.7 of the Existing Credit Agreement is hereby amended by inserting the following proviso immediately after the phrase “as the Administrative Agent may reasonably require” but prior to the “.” at the end of such clause:

and provided, further, that the Borrower and WW.com and its U.S. Subsidiaries shall only be required to pledge the Capital Securities of WW.com and its Subsidiaries, as applicable, if either: (x) the Target Date has occurred but the Redemption has not occurred or (y) the Redemption has occurred and the Redemption Debt is no longer outstanding

SUBPART 2.2.5.  Section 7.2.2 of the Existing Credit Agreement is hereby amended by deleting the word “and” from the end of clause (j) thereof, inserting the word “and” at the end of clause (k) thereof and inserting the following new clause (l) immediately after clause (k) thereof:

(l)  Redemption Debt in an amount not to exceed $250,000,000;

SUBPART 2.2.6.  Section 7.2.3 of the Existing Credit Agreement is hereby amended by deleting the word “and” from the end of clause (j) thereof, and inserting new clauses (l) and (m) immediately after clause (k) thereof:

(l)  Liens granted by WW.com to secure payment of Indebtedness of the type permitted and described in clause (l) of Section 7.2.2; and

(m)  Liens on Capital Securities of WW.com granted by the Borrower to secure payment of Indebtedness of the type permitted and described in clause (l) of Section 7.2.2.

SUBPART 2.2.7.  Section 7.2.5 of the Existing Credit Agreement is hereby amended by deleting the word “and” from the end of clause (m) thereof and inserting the following new clauses (o) and (p) immediately after clause (n) thereof:

(o)  other Investments made by the Borrower consisting of the exercise of warrants to purchase Capital Securities of WW.com and the purchase of Capital Securities of WW.com from any Person other than ARTAL in an amount not to exceed $150,000,000; and

(p)  at any time WW.com and its U.S. Subsidiaries are not required to be Guarantors, other Investments made by WW.com and its Subsidiaries;

SUBPART 2.2.8.  Section 7.2.9 of the Existing Credit Agreement is hereby amended by deleting the word “or” from the end of clause (b) thereof, replacing the “.” at the end of clause (c) thereof with “; or” and inserting the following new clause (d) immediately after clause (c) thereof:

(d)  at any time WW.com and its U.S. Subsidiaries are not required to be Guarantors, Dispositions made by WW.com and its Subsidiaries;

SUBPART 2.2.9.  Section 7.2.11 of the Existing Credit Agreement is hereby amended by deleting the word “and” at the end of clause (a) thereof, replacing the “.” at the end of clause (b) thereof with “; and” and inserting the following new clause (c) immediately after clause (b) thereof:

(c)  except that WW.com may consummate the Redemption.

SUBPART 2.2.10.  Section 7.2.12 of the Existing Credit Agreement is hereby amended by replacing the word “or” at the end of clause (iv) in the parenthetical in the first sentence thereof with a “,”, and inserting the following new clause (vi) immediately after clause (v) thereof:

or (vi) in the case of (a)(i) and (b), any restrictions with respect to WW.com imposed pursuant to the loan agreement entered into in respect of the Redemption Debt

PART III
CONDITIONS TO EFFECTIVENESS

SUBPART 3.1.  Effective Date.  This Amendment Agreement shall become effective on the date (the “First Amendment Effective Date”) when all of the conditions set forth in this Part have been satisfied.

SUBPART 3.1.1.  Execution of Counterparts.  The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of the Borrower and the Required Lenders.

SUBPART 3.1.2.  Satisfactory Legal Form.  All documents executed or submitted pursuant hereto by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent and its counsel shall have received all information, approvals, documents or instruments as the Administrative Agent or such counsel may reasonably request.

PART IV
REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Amendment Agreement, the Borrower represents and warrants to the Lenders as set forth below.

SUBPART 4.1.  Validity, etc.  This Amendment Agreement constitutes the legal, valid and binding obligation of each Borrower enforceable in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SUBPART 4.2.  Representations and Warranties, etc.  Both before and after giving effect to this Amendment Agreement, the statements set forth in Section 5.2.1 of the Credit Agreement are true and correct.

PART V
MISCELLANEOUS

SUBPART 5.1.  Cross-References.  References in this Amendment Agreement to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this Amendment Agreement.

SUBPART 5.2.  Loan Document Pursuant to Existing Credit Agreement.  This Amendment Agreement is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement and, after the First Amendment Effective Date, the Credit Agreement.

SUBPART 5.3.  Successors and Assigns.  This Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 5.4.  Counterparts.  This Amendment Agreement may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

SUBPART 5.5.  Governing Law.  THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SUBPART 5.6.  Release.  Upon the consummation of the Redemption and the incurrence of the Redemption Debt, the Lenders hereby release any Lien they have or the Administrative Agent has on any Capital Securities of WW.com owned by the Borrower on the date hereof until such time, if ever, as the Borrower is required to grant and perfect a Lien on such Capital Securities to the Administrative Agent for the benefit of the Lenders pursuant to the terms of the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

WEIGHT WATCHERS INTERNATIONAL, INC.

By:	/s/ Linda Huett
Name: Linda Huett
Title: President and Chief Executive Officer

[INSERT NAME OF LENDER]

By:
Name: